Exhibit 2


         STOCKHOLDER AGREEMENT, dated as of December 31, 1996, among Argo Bancorp, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), The Deltec Banking Corporation Limited, a banking corporation organized under the laws of the Commonwealth of the Bahamas ("Deltec"), and John
G. Yedinak, the controlling stockholder of the Company (the "Controlling Stockholder"), who is signing this Agreement solely for the purposes of Section
1.1 hereof.

                               W I T N E S S E T H

         WHEREAS, concurrently with the execution and delivery hereof, Deltec has purchased 111,563 2/3 shares (the "Shares") of original common stock, par value $0.01 per share (the "Common Stock") of the Company, pursuant to the Stock Purchase Agreement, dated as of December 31, 1996 (the "Stock Purchase Agreement"), between the Company and Deltec;

         WHEREAS, as of the date hereof, the Company has the authority to issue 5,000,000 shares of the par value $0.01 per share, of which 4,500,000 shares are common stock and 500,000 shares are serial preferred stock, and the Company's authorized common stock consists of 3,020,000 shares designated as original common stock, 340,000 shares designated as Class B common stock, 340,000 shares designated as Class C common stock and 800,000 shares designated as Class D common stock, of which 446,254 2/3 shares of Common Stock have been issued (after giving effect to Deltec's purchase of the Shares) and no shares of Class B common stock, Class C common stock or Class D common stock have ever been issued or authorized to be issued, and no shares of serial preferred stock have ever been issued or authorized to be issued; and

         WHEREAS, by entering into this Agreement and the Stock Purchase Agreement, the Company, Deltec and the Controlling Stockholder understand that Deltec's acquisition of the Shares is solely for Deltec's own account for the purpose of investment and for the purpose of owning up to, but not more than, 25% of the outstanding voting stock of the Company and with no purpose or effect of controlling or exercising a controlling influence over the management or policies of the Company;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Deltec to purchase the Shares as contemplated by the Stock Purchase Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               BOARD OF DIRECTORS

         1.1 Directors. So long as this Agreement shall continue in effect and so long as Deltec shall own at least 15% of the outstanding Common Stock of the Company, Deltec shall have the right to nominate one director to serve on the Board of Directors of the Company, and so long as Deltec shall remain in compliance with Section 1.2 of this Agreement, the Controlling Stockholder shall vote (or cause to be voted) all shares of Common Stock owned by him for the election as a director of the Company of the nominee designated by Deltec at any annual or special meeting called for such purpose.


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         1.2 Rebuttal Agreement. While this Agreement continues in effect,
Deltec shall remain in compliance with the Rebuttal Agreement between Deltec and the Office of Thrift Supervision.


                                   ARTICLE II

                        SALE OR PURCHASE OF CAPITAL STOCK

         2.1 Issuance of Capital Stock. If the Company shall at any time propose to issue or sell any additional shares of its Common Stock (the "Additional Shares"), whether such shares are authorized but previously unissued shares or are treasury shares, then the Company shall notify Deltec thereof as promptly as practicable and shall offer to sell to Deltec, concurrently with the issuance and sale of the Additional Shares, such number of additional shares of Common Stock (including fractional shares) so that Deltec shall continue, after giving effect to such sales, to own exactly 25% of the outstanding shares of Common Stock. In case such sale of Additional Shares is for cash, the Company's offer to Deltec shall be at a purchase price equal to the price per share paid for the Additional Shares and shall be upon substantially the same other terms and conditions, except that in the case of the exercise of employee stock options, the Company's offer to Deltec shall be at a price equal to the Market Price (as hereinafter defined) on the date of sale. In case such sale of Additional Shares is for consideration other than cash, the Company's offer to Deltec shall be at a price equal to the fair market value per share of such other consideration, as determined by the Board of Directors of the Company for purposes of the Company's financial statements. "Market Price" as of any date shall mean the average of the high and low sale prices of the Company's Common Stock as reported on the NASDAQ Stock Market (the "Average") for the 30 business days immediately preceding the date in question, provided that (i) prior to the issuance of stock pursuant to a public offering (the "Public Offering") expected to occur prior to June 30, 1997, or such later date as the Company and its underwriters may determine, the Market Price shall equal 94.7% of the book value of the Company as set forth on the Company's most recent balance sheet prior to the date in question, (ii) the Market Price of stock purchased in connection with the Public Offering shall equal the public offering price, (iii) during the 30-day period following the Public Offering the Market Price will equal the greater of the public offering price or the Average for the period from the date of the Public Offering to the date in question, and (iv) the Market Price of stock purchased in connection with any subsequent public offering shall equal the public offering price in such subsequent public offering.

         2.2 Purchase or Acquisition of Common Stock. If at any time the Company shall propose to purchase or otherwise acquire any outstanding shares of its Common Stock, then the Company shall notify Deltec thereof as promptly as practicable and shall offer to purchase from Deltec, concurrently with such purchase or other acquisition, such number of shares (including fractional shares) that, after giving effect thereto, Deltec will own exactly 25% of the outstanding shares of Common Stock.

         2.3 Other Classes of Stock. If at any time the Company shall propose to issue or sell any shares of Class B common stock, Class C common stock, Class D common stock or serial preferred stock authorized by its certificate of incorporation or any other class of common stock hereafter authorized by the Company, then the Company shall notify Deltec thereof as promptly as practicable and shall offer to sell to Deltec,


                               Page 24 of 27 Pages
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concurrently with the issuance of such shares such number of such shares as will enable Deltec to maintain ownership of 25% of such other class of stock.

         2.4. Registration Rights. The Company hereby grants Deltec the following rights with respect to registration under the Securities Act of 1933 (the "Securities Act") of any shares of Common Stock or other equity securities (hereinafter referred to as the "Registrable Securities") acquired by Deltec from the Company under the Stock Purchase Agreement or this Agreement. If Deltec desires to sell any Registrable Securities at any time after the earlier of the completion of the Public Offering or June 30, 1997, Deltec shall give the Company at least 30 days' notice thereof, specifying the approximate number of Registrable Securities Deltec desires to sell and the intended method of disposition thereof, and if in the opinion of Deltec or the Company such intended method of disposition requires registration under the Securities Act, the Company will promptly prepare and file a Registration Statement under the Securities Act covering the Registrable Securities and will use its best efforts to cause such Registration Statement to become effective as promptly as practicable. If at any time after the completion of the Public Offering the Company shall propose to file a Registration Statement under the Securities Act, the Company shall give Deltec at least 10 days' notice thereof and shall afford Deltec the opportunity to include any Registrable Securities it proposes to sell in such Registration Statement. In connection with any such Registration Statement, the Company shall indemnify and hold harmless Deltec and any underwriter or placement agent of such Registrable Securities (each an "Underwriter") against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof ("Claims"), to which Deltec or such Underwriter may become subject, under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the related prospectus, any preliminary prospectus or any amendment or supplement thereto (collectively, "Registration Documents") or the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse Deltec or any such Underwriter for any legal or other expenses reasonably incurred in investigating or defending any such Claim as such expenses are incurred; provided, that the Company shall not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of Deltec or any such Underwriter specifically for use in such Registration Document. In connection with any such Registration Statement, Deltec shall indemnify and hold harmless the Company and any Underwriter against any Claims to which the Company or such Underwriter may become subject, under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in written information furnished to the Company by or on behalf of Deltec specifically for use therein, and will reimburse the Company or any such Underwriter for any legal or other expenses reasonably incurred in investigating or defending any such Claim as such expenses are incurred. In connection with only the first two Registration Statements filed by the Company pursuant to the second sentence of this Section
2.4 and all Registration Statements filed by the Company pursuant to the third sentence of this Section 2.4, the Company shall be responsible for all expenses and fees incident to the preparation of such


                               Page 25 of 27 Pages
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Registration Statement, including all registration and filing fees, the cost of preparing and printing the Registration Documents and any other documents used in connection with the offering, purchase, sale and delivery of the Registrable Securities, the costs and charges of any transfer agent, registrar, custodian or attorneys-in-fact and the fees and disbursements of counsel for the Company and the Company's independent public accountants, including the expenses of any "comfort" letters; provided that Deltec shall be responsible for the fees and disbursements of its own counsel, if any, and all underwriting discounts and commissions relating to the sale or disposition of the Registrable Securities.


                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 Amendments, Termination, Transfer, etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each of the Company, Deltec, and the Controlling Stockholder.

         3.2 Notices. All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when received if delivered by hand, facsimile transmission or by United States mail (registered, return receipt requested), properly addressed and postage prepaid:

         If to the Company or the Controlling Stockholder, to:

                  Argo Bancorp, Inc.
                  7600 West 63rd Street
                  Summit, Illinois 60501

                  Attn:  Frances Pitts, Esq.
                          General Counsel
                  Tel.: 708-496-7178
                  Fax: 708-496-2946

         with a copy to:

                  Muldoon, Murphy & Faucette
                  5101 Wisconsin Avenue, N.W.
                  Washington, D.C. 20016

                  Attn: Mary M. Sjoquist, Esq.
                  Tel.: 202-362-0840
                  Fax: 202-966-9409

         If to Deltec, to:

                  The Deltec Banking Corporation Limited
                  Deltec House, P.O. Box N-3229
                  Lyford Cay, Nassau, Bahamas

                  Attn:  Matthew F. Gibbons, President
                  Tel.: 242-362-4549
                  Fax: 242-362-4623


                               Page 26 of 27 Pages
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         with a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004

                  Attn: Richard R. Howe, Esq.
                  Tel.: 212 558-3612
                  Fax: 212 558-3111

Such names and addresses may be changed by such notice.

         3.3 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their respective successors, legal representatives and permitted assigns, any rights, obligations or liabilities under or by reason of this Agreement.

         3.4 Assignability. This Agreement shall not be assignable by any party without the prior written consent of each other party hereto.

         3.5 Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         3.7 APPLICABLE LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

                  ARGO BANCORP, INC.


                  By:  /s/ Frances M. Pitts
                      Name: Frances M. Pitts
                     Title: Senior Vice President & Corporate Secretary

                  THE DELTEC BANKING CORPORATION LIMITED


                  By:  /s/ Matthew F. Gibbons
                      Name: Matthew F. Gibbons
                      Title: President



                       /s/  John G. Yedinak
                      JOHN G. YEDINAK



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